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                                                                    Exhibit 21.0


                  Subsidiaries of Union Bankshares Corporation


      Subsidiary                        State of Incorporation
      ----------                        ----------------------

      Union Bank & Trust Company            Virginia
      Northern Neck State Bank              Virginia
      Rappahannock National Bank            Federally Chartered
      Union Investment Services, Inc.       Virginia
      Bank of Williamsburg                  Virginia
      Mortgage Capital Investors, Inc.      Virginia